                                                                       Exhibit 1


                            Agreement of Joint Filing

     Pursuant to 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned persons hereby agree to file with the Securities and Exchange Commission the Statement on Amendment No. 1 to Schedule 13D (the "Statement") to which this Agreement is attached as an exhibit, and agree that such Statement, as so filed, is filed on behalf of each of them.

     IN WITNESS WHEREOF, the undersigned have executed this Agreement.

                        TYCO INTERNATIONAL LTD.



                        By: /s/ MARK H. SWARTZ
                            ------------------
                        Name:  Mark H. Swartz
                        Title: Executive Vice President
                                and Chief Financial Officer


                        CIT HOLDINGS (NV) INC.



                        By: /s/ MARK H. SWARTZ
                            ------------------
                        Name:  Mark H. Swartz
                               Title: Vice President


                        THE CIT GROUP, INC.



                        By: /s/ JOSEPH M. LEONE
                            -------------------
                        Name:  Joseph M. Leone
                        Title: Executive Vice President
                                and Chief Financial Officer


                        NEWCOURT CAPITAL USA INC.



                        By: /s/ KAREN SCOWCROFT
                            -------------------
                        Name:  Karen Scowcroft
                        Title: Vice President


                        NEWCOURT CAPITAL SECURITIES, INC.



                        By: /s/ DANIEL M. MORASH
                            --------------------
                        Name:  Daniel M. Morash
                        Title: Managing Director